UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            May 14, 2007

Black Gaming, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (702) 577-9209 x4828

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under item 5.02 of this report, which disclosure is incorporated into this Item 1.01 by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On May 14, 2007, we entered into an employment agreement (the “Employment Agreement”) with Jason Goudie, whereby Mr. Goudie will serve as our Chief Financial Officer effective May 21, 2007.  Mr. Goudie will also serve as the Chief Financial Officer of our direct and indirect wholly owned subsidiaries Virgin River Casino Corporation, RBG, LLC and B & B B, Inc.  Mr. Goudie is 36 years old.

From June 2002 until May 2007, Mr. Goudie was employed by Harrah’s Entertainment, Inc. (“Harrah’s).  Mr. Goudie’s most recent position with Harrah’s was as the Director of Audit Research, Training and Special Projects for the Internal Audit Department.  In that role, he managed a team of three, with the group primarily responsible for developing and completing training support for the Internal Audit Department, performing research related to specific operations and performing special projects and ad hoc requests from management related to mergers and acquisitions, operational analysis and best practice identification.  Prior to that position,
Mr. Goudie served as the Director of Internal Audit for the Western Division of Harrah’s.  Prior to joining Harrah’s, Mr. Goudie was a manager with Arthur Andersen, LLP, where he spent over eight years in their audit division with five of those years working in the Las Vegas office concentrating primarily in the gaming industry.  Mr. Goudie is a Certified Public Accountant in Arizona and Nevada, and is a member of the Institute of Internal Auditors.

There are no family relationships between Mr. Goudie and any of our other executive officers or directors, and there are no related-party transactions involving Mr. Goudie.  None of the companies with which Mr. Goudie has been employed for the past five years is affiliated with us.

The material terms of the Employment Agreement are summarized below; however, this summary is qualified in its entirety by reference to the Employment Agreement which is filed as Exhibit 10.1 to this report.

Mr. Goudie’s base salary will be $200,000 per year and an additional annual bonus equal to 50% of his base salary for the preceding calendar year.  In addition, Mr. Goudie will receive $50,000 within ten days of the date that Harrah’s stockholders receive payment for their shares in connection with a recently approved merger.  We have also agreed to pay Mr. Goudie a payment equal to one year of his base salary and a bonus equal to six months of his base salary, upon a change in control, as defined in the Employment Agreement.  Mr. Goudie is also able to participate in our employee benefit programs and plans generally made available to our executives or salaried employees.  The Employment Agreement has a term of five years unless earlier terminated.  Mr. Goudie is subject to non-solicitation, non-compete and non-disclosure clauses as set forth in the Employment Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name

Exhibit 10.1	Employment Agreement with Jason Goudie dated May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK GAMING, LLC

Date: May 17, 2007
	By:	/s/ Jonathan Lowenhar
Jonathan Lowenhar
	Its:	Chief Operating Officer